                                                                  Exhibit 10.5

                            ASSET EXCHANGE AGREEMENT

                                  by and among

                                COX RADIO, INC.,

                               CXR HOLDINGS, INC.,

                        SALEM COMMUNICATIONS CORPORATION

                                       and

                         SOUTH TEXAS BROADCASTING, INC.


                            Dated as of May 31, 2000

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----

1.       Exchange of Personal Property; Exchange of Real Property; Exchange of
         Contracts and Licenses. ..................................................................2
1.1      Exchange of Tangible Personal Property....................................................2
1.2      Exchange of Real Property.................................................................3
1.3      Exchange of Licenses......................................................................3
1.4      [Intentionally Omitted]...................................................................4
1.5      Excluded Assets...........................................................................4
1.6      Assumption of Liabilities.................................................................5
1.7      Section 1031..............................................................................5
2.       [Intentionally Omitted]...................................................................6
3.       [Intentionally Omitted]...................................................................6
4.       Closing...................................................................................6
4.1      Closing Deliveries........................................................................6
4.2      Prorations................................................................................8
4.3      Further Assurances........................................................................9
5.       Representations and Warranties of Cox.....................................................9
5.1      Organization; Good Standing...............................................................9
5.2      Authority.................................................................................9
5.3      No Breach or Violation...................................................................10
5.4      Approvals................................................................................10
5.5      No Litigation............................................................................10
5.6      Brokerage................................................................................10
5.7      Title to and Condition of Tangible Personal Property.....................................10
5.8      Title to and Condition of Real Property..................................................11
5.9      Licenses.................................................................................11
5.10     FCC Compliance...........................................................................11
5.11     Compliance with Laws.....................................................................12
5.12     Environmental Matters....................................................................12
5.13     Accuracy of Information Furnished........................................................12
5.14     Taxes....................................................................................12
5.15     Definition of Knowledge..................................................................13
6.       Representations and Warranties of Cox for the RRC Station and
         Stock Purchase Agreement.................................................................13
6.1.     Stock Purchase Agreement.................................................................13
6.2      Organization; Good Standing..............................................................13
6.3      Authority................................................................................13
6.4      No Breach or Violation...................................................................14
6.5      Approvals................................................................................14
6.6      No Litigation............................................................................14
6.7      Brokerage................................................................................14
6.8      Accuracy of Information Furnished........................................................14
7.       Representations and Warranties of Salem..................................................15

7.1      Organization; Good Standing..............................................................15
7.2      Authority................................................................................15
7.3      No Breach or Violation...................................................................15
7.4      Approvals................................................................................15
7.5      No Litigation............................................................................16
7.6      Brokerage................................................................................16
7.7      Title to and Condition of Tangible Personal Property.....................................16
7.8      Title to and Condition of Real Property..................................................16
7.9      Licenses.................................................................................16
7.10     FCC Compliance...........................................................................17
7.11     Compliance with Laws.....................................................................17
7.12     Environmental Matters....................................................................17
7.13     Accuracy of Information Furnished........................................................18
7.14     Taxes....................................................................................18
7.15     Definition of Knowledge..................................................................18
8.       Covenants of the Parties.................................................................18
8.1      FCC Applications.........................................................................18
8.2      Stock Purchase Agreement.................................................................19
8.3      No Solicitation Of Third Parties or Employees............................................19
8.4      Access...................................................................................19
8.5      Inconsistent Actions.....................................................................20
8.6      Cooperation..............................................................................20
8.7      Control of the Stations..................................................................20
8.8      Risk of Loss.............................................................................20
8.9      Third Party Consents.....................................................................20
8.10     Title Insurance and Surveys..............................................................20
8.11     Compliance With HSR Act..................................................................21
8.12     Confidentiality..........................................................................21
8.13     Financial Statements.....................................................................21
9.       Conditions to Salem's Obligations........................................................22
9.1      Representations, Warranties and Covenants.  .............................................22
9.2      Approvals of Governmental Authorities....................................................22
9.3      No Adverse Proceedings  .................................................................22
9.4      Consents.................................................................................22
9.5      Closing Documents.  .....................................................................22
9.6      FCC Consent..............................................................................22
9.7      Resolutions..............................................................................22
9.8      HSR Act..................................................................................23
10.      Conditions to Cox's Obligations..........................................................23
10.1     Representations, Warranties and Covenants................................................23
10.2     Approvals of Governmental Authorities.  .................................................23
10.3     No Adverse Proceedings.  ................................................................23
10.4     Consents.................................................................................23
10.5     Closing Documents........................................................................23
10.6     FCC Consent..............................................................................23
10.7     Resolutions..............................................................................23
10.8     HSR Act..................................................................................23
10.9     Stock Purchase Agreement.................................................................24

11.      Termination..............................................................................24
12.      Survival of Representations and Warranties and Indemnification...........................24
12.1     Survival.................................................................................24
12.2     Indemnification by Cox...................................................................24
12.3     lndemnification by Salem.................................................................25
12.4     Procedure for Indemnification............................................................25
12.5     Specific Performance.....................................................................26
12.6     Opportunity to Cure......................................................................27
12.7     Rights under Stock Purchase Agreement....................................................27
13.      Taxes, Costs and Expenses................................................................27
14.      Benefit of Agreement; Assignment.........................................................27
15.      Notices..................................................................................27
16.      Severability.............................................................................28
17.      Entire Agreement.........................................................................28
18.      Governing Law............................................................................28
19.      Exhibits.................................................................................28
20.      Counterparts.............................................................................28
21.      Intentionally Omitted....................................................................29
22.      Amendment; Waiver........................................................................29
23.      Attorney's Fees..........................................................................29
24.      Defined Terms............................................................................29

                                    SCHEDULES

SCHEDULES TO BE DELIVERED BY COX

Schedule 1.1A      --     Cox Tangible Personal Property
Schedule 1.1B      --     RRC Tangible Personal Property
Schedule 1.2A      --     Cox Real Property
Schedule 1.2B      --     RRC Real Property
Schedule 1.3A      --     Cox Licenses
Schedule 1.3B      --     RRC Licenses
Schedule 5.3       --     Consents
Schedule 5.4       --     Governmental Approvals
Schedule 5.5       --     Litigation
Schedule 5.7       --     Title to and Condition of Cox Tangible Personal Property
Schedule 5.8       --     Title to and Condition of Cox Real Property
Schedule 5.10      --     FCC Compliance
Schedule 5.12      --     Environmental Matters
Schedule 5.14      --     Taxes

SCHEDULES TO BE DELIVERED BY SALEM

Schedule 1.1C      --      Salem Tangible Personal Property
Schedule 1.2C      --      Salem Real Property
Schedule 1.3C      --      Salem Licenses
Schedule 7.3       --      Consents
Schedule 7.4       --      Governmental Approvals
Schedule 7.5       --      Litigation
Schedule 7.7       --      Title to and Condition of Salem Tangible Personal Property
Schedule 7.8       --      Title to and Condition of Salem Real Property
Schedule 7.9       --      Licenses
Schedule 7.10      --      FCC Compliance
Schedule 7.12      --      Environmental Matters
Schedule 7.14      --      Taxes

                                                                       EXECUTION

                            ASSET EXCHANGE AGREEMENT


         THIS ASSET EXCHANGE AGREEMENT ("Agreement") is made and entered into as of this 31st day of May, 2000, by and among COX RADIO, INC., a Delaware corporation ("CRI"), CXR HOLDINGS, INC., a Nevada corporation ("CXR" and together with CRI, collectively referred to herein as "Cox"), SALEM COMMUNICATIONS CORPORATION, a Delaware corporation ("SCC"), and SOUTH TEXAS BROADCASTING, INC., a Texas corporation ("STB" and together with SCC, collectively referred to herein as "Salem").

         WHEREAS, Cox currently owns and operates Radio Stations WSUN(AM), Plant City, Florida, and KLUP(AM), Terrell Hills, Texas (the "Cox Stations"), pursuant to certain licenses and authorizations issued by the Federal Communications Commission (the "FCC"); and

         WHEREAS, CRI has elected to exercise a right of first refusal granted to CRI under an Agreement for Right of First Refusal dated as of April 3, 1995, between WSB Radio, Inc., predecessor-in-interest to CRI, and Ring Radio Company, a Georgia corporation ("RRC"); and

         WHEREAS, in exercising its right of first refusal, CRI will execute on June 1, 2000 a Stock Purchase Agreement among CRI, Midwestern Broadcasting Company, Inc., an Ohio corporation ("Midwestern"), and the stockholders of Midwestern (the "Stockholders") (the "Stock Purchase Agreement"), pursuant to which CRI will agree to acquire the issued and outstanding capital stock of Midwestern from the Stockholders; and

         WHEREAS, CRI will deliver the Stock Purchase Agreement to Midwestern and the Stockholders on June 1, 2000; and

         WHEREAS, Midwestern owns 100% of the issued and outstanding capital stock of RRC, which owns and operates Radio Station WALR-FM, Athens, Georgia (the "RRC Station"), pursuant to certain licenses and authorizations issued by the FCC; and

         WHEREAS, STB owns and operates Radio Station KKHT(FM), Conroe, Texas (the "Salem Station") pursuant to certain licenses and authorizations issued by the FCC; and

         WHEREAS, upon the closing of the transactions contemplated by the Stock Purchase Agreement (the "Stock Purchase Closing"), Cox and Salem intend to contemporaneously exchange certain property and assets used and useful in the operations of the Cox Stations and the RRC Station on the one hand and the Salem Station on the other hand (collectively, sometimes referred to herein as the "Stations"); and

         WHEREAS, Cox and Salem intend to transfer the Stations in a transaction that will qualify as a "like-kind exchange" for nonrecognition of taxable income under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and Cox and Salem are willing to take such steps as are necessary on their respective parts to enable the transactions contemplated hereby to so qualify; and

         WHEREAS, the prior consent of the FCC to the transfer of the licenses and authorizations issued by the FCC for the Stations is required, and it is intended that if such consent is obtained, the transactions contemplated by this Agreement will be consummated subject to all of the other terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions hereof, the parties agree as follows:

         1. EXCHANGE OF PERSONAL PROPERTY; EXCHANGE OF REAL PROPERTY; EXCHANGE OF LICENSES.

                  1.1 EXCHANGE OF TANGIBLE PERSONAL PROPERTY. At the Closing (as defined in SECTION 4),

                  (a) Cox shall, or cause RRC to, transfer, assign, convey and deliver to Salem, and Salem shall accept and acquire from Cox or RRC as the case may be, (i) all of the tangible personal property that is listed on
Schedule 1.1A, together with any replacements thereof or additions thereto made between the date of this Agreement and the Closing Date (the "Cox Tangible Personal Property"), and (ii) all records relating to the Cox Assets (as defined below) including but not limited to, the public inspection files that relate to the Cox Stations and all proprietary information and data, maps, plans, diagrams, blueprints, schematics and technical drawings, engineering records, and FCC applications and filings maintained with respect to the Cox Assets (as defined below) pursuant to the rules and regulations of the FCC (the "Cox Records");

                  (b) Cox shall cause RRC to transfer and assign, convey and deliver to Salem and Salem shall accept and acquire from RRC (i) all of the tangible personal property that is listed on Schedule 1.1B, together with any replacements thereof or additions thereto made between the date of this Agreement and the Closing Date (the "RRC Tangible Personal Property"), and (ii) all records relating to the RRC Assets (as defined below) including but not limited to, the public inspection files that relate to the RRC Station and all proprietary information and data, maps, plans, diagrams, blueprints, schematics and technical drawings, engineering records and FCC Applications and filings maintained with respect to the RRC Assets (as defined below) pursuant to the rules and regulations of the FCC (the "RRC Records");

                  (c) Salem shall transfer, assign, convey and deliver to RRC, and RRC shall accept and acquire from Salem (i) all of the tangible personal property listed on Schedule 1.1C, together with any replacements thereof or additions thereto made between the date of this Agreement and the Closing Date (the "Salem Tangible Personal Property"), and (ii) all records relating to the Salem Assets (as defined below) including but not limited to, the public inspection files that relate to the Salem Station and all proprietary information and data, maps, plans, diagrams, blueprints, schematics and technical drawings, engineering records, and FCC applications and filings maintained with respect to the Salem Assets (as defined below) pursuant to the rules and regulations of the FCC (the "Salem Records"); and

                  (d) the Cox Tangible Personal Property, the Cox Records, the RRC Tangible Personal Property, the RRC Records, the Salem Tangible Personal Property and the Salem Records shall be conveyed free and clear of all liens, mortgages, pledges, covenants, security interests, charges, claims or encumbrances of any kind whatsoever ("Liens") except for (i) Liens for current taxes not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings and (ii) with respect to the Cox Real Property, the RRC Real Property and the Salem Real Property, easements, covenants, conditions and restrictions of record that do not individually or in the aggregate materially and adversely affect said real property (collectively, "Permitted Liens").

                  1.2      EXCHANGE OF REAL PROPERTY. At the Closing,

                  (a) Cox shall, or cause RRC to, transfer, assign, convey and deliver to Salem, and Salem shall accept and acquire from Cox or RRC, as the case may be, all real property and interests in real property, including fee estates, leaseholds and subleaseholds ("Cox Real Property Leases"), purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are listed on Schedule 1.2A, together with any replacements thereof and any additions thereto made between the date of this Agreement and the Closing Date (the "Cox Real Property");

                  (b) Cox shall cause RRC to transfer, assign, convey and deliver to Salem, and Salem shall accept and acquire from RRC, all real property and interests in real property, including fee estates, leaseholds and subleaseholds ("RRC Real Property Leases"), purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon and other real property interests which are listed on
Schedule 1.2B, and any additions thereto made between the date of this Agreement and the Closing Date (the "RRC Real Property");

                  (c) Salem shall transfer, assign, convey and deliver to RRC, and RRC shall accept and acquire from Salem, all real property and interests in real property, including fee estates, leaseholds and subleaseholds ("Salem Real Property Leases"), purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are listed on Schedule 1.2C, together with any replacements thereof and any additions thereto made between the date of this Agreement and the Closing Date (the "Salem Real Property"); and

                  (d) The Cox Real Property, the RRC Property and the Salem Real Property shall be conveyed free and clear of all Liens (except for Permitted Liens).

                  1.3      EXCHANGE OF LICENSES. At the Closing,

                  (a) Cox shall assign, or cause RRC to assign to Salem, and Salem shall accept from Cox or RRC, as the case may be, all of such party's right, title and interest in and to the licenses, permits, authorizations and call letters, qualifications, orders, franchises, certificates, consents and approvals issued to Cox or RRC, as the case may be, by any governmental or regulatory agency or authority, whether Federal, state or local, and used in connection with the operation of the Cox Stations, including the licenses and authorizations issued by the FCC for the Cox Stations (the "Cox FCC Licenses"), and all applications for such licenses and authorizations to the extent assignable, all of which are set forth on Schedule 1.3A (the "Cox Licenses" and together with the Cox Tangible Personal Property, the Cox Records and the Cox Real Property, the "Cox Assets");

                  (b) Cox shall cause RRC to assign to Salem, and Salem shall accept from RRC, all of RRC's right, title and interest in and to the licenses, permits, authorizations and call letters, qualifications, orders, franchises, certificates, consents and approvals issued to RRC by any governmental or regulatory agency or authority, whether Federal, state or local, and used in connection with the operation of the RRC Station, including the licenses and authorizations issued by the FCC for the RRC Station (the "RRC FCC Licenses"), and all applications for such licenses and authorizations to the extent assignable, all of which are set forth on Schedule 1.3B (the "RRC Licenses" and together with the RRC Tangible Personal Property, the RRC Records and the RRC Real Property, the "RRC Assets");

                  (c) Salem shall assign to RRC and RRC shall accept from Salem, all of Salem's right, title and interest in and to the licenses, permits, authorizations and call letters, qualifications, orders, franchises, certificates, consents and approvals issued to Salem by any governmental or regulatory agency or authority, whether Federal, state or local, and used in connection with the operation of the Salem Station as now conducted, including the licenses and authorizations issued by the FCC for the Salem Station (the "Salem FCC Licenses"), and all applications for such licenses and authorizations to the extent assignable, all of which are set forth on Schedule 1.3C (the "Salem Licenses" and together with the Salem Tangible Personal Property, the Salem Records and the Salem Real Property, the "Salem Assets"); and

                  (d) The Cox Licenses, the RRC Licenses and the Salem Licenses shall be assigned free and clear of all Liens (except for Permitted Liens).

                  1.4      INTENTIONALLY OMITTED.

                  1.5      APPLICABLE ASSETS.

                  (a) The Cox Assets shall include only those assets set forth on Schedules 1.1A, 1.2A and 1.3A. The RRC Assets shall include only those assets set forth on Schedules 1.1B, 1.2B, and 1.3B. The Salem Assets shall include only those assets set forth on Schedules 1.1C, 1.2C and 1.3C. The Cox Assets, together with the RRC Assets and the Salem Assets shall be collectively referred to herein as the "Assets".

                  (b) Notwithstanding any provision of this Agreement to the contrary, Cox and RRC shall not transfer, convey or assign to Salem and Salem shall not transfer, convey or assign to Cox and RRC, but shall retain all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date ("Excluded Assets"): (i) any and all cash, cash equivalents, cash deposits to secure contract obligations (except to the extent the conveying party receives a credit therefor under SECTION 4.2, in which event the deposit shall be included as part of the Assets), all inter-company receivables from any affiliate of such party and all other accounts receivable, bank deposits and securities held by such party in respect of its Station at the Closing Date; (ii) any and all claims of the conveying party with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC; (iii) all prepaid expenses (except to the extent the conveying party receives a credit therefore under SECTION 4.2, in which event the prepaid expense shall be included as part of the Assets);
(iv) all contracts of insurance and claims against insurers; (v) all employee benefit plans and the assets thereof and all employment contracts; (vi) all contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing

Date in the ordinary course of business and all loans and loan agreements; (vii) all tangible personal property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement; (viii) all tangible personal property associated with the studios and business offices of the Cox Stations, the RRC Station and the Salem Station;
(ix) each party's corporate records except to the extent such records pertain to Assets, in which case copies thereof shall be provided; (x) all commitments, contracts and agreements not specifically assumed by the other party pursuant to
SECTION 1.6; and (xi) the call letters of the Stations.

                  1.6      ASSUMPTION OF LIABILITIES. Except as provided in
SECTION 4.1, Salem shall not assume or become obligated to perform any debt, liability or obligation of Cox or RRC whatsoever, and Cox and RRC shall not assume or become obligated to perform any debt, liability or obligation of Salem whatsoever, including (i) any obligations or liabilities under any contract, lease or agreement other than the Cox Real Property Leases, the RRC Real Property Leases or the Salem Real Property Leases, as the case may be; (ii) any obligations or liabilities under the Cox Real Property Leases, the RRC Real Property Leases or the Salem Real Property Leases relating to the period prior to the Closing; (iii) any claims or pending litigation or proceedings relating to the operation of the Stations prior to the Closing; (iv) any insurance policies of Salem, Cox, or RRC; (v) any obligations or liabilities arising under capitalized leases or other financing agreements; (vi) any obligations or liabilities of Cox, RRC, or Salem under any employee pension, retirement, health and welfare or other benefit plans and under any employment agreements or collective bargaining agreements; (vii) any obligation to any employee of the Stations for severance benefits, vacation time, sick leave or any other employment-related liability; (viii) any liability for any taxes attributable to the Cox Assets or the RRC Assets or the operations of the Cox Stations or the RRC Station on or prior to the Closing Date, except to the extent the amount of such taxes is included in the Cox Proration Schedule; (ix) any liability for taxes attributable to the Salem Assets or the operations of the Salem Station on or prior to the Closing Date, except to the extent that the amount of such taxes is included in the Salem Proration Schedule; or (x) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Cox, RRC, or Salem prior to the Closing (collectively, the "Excluded Liabilities"). All such Excluded Liabilities shall remain and be the obligations and liabilities solely of Cox and RRC or Salem, as the case may be.

                  1.7      SECTION 1031; APPRAISALS; TAX REPORTING

                  (a) The parties agree to use commercially reasonable best efforts to agree upon the fair market value of each of the assets (other than assets which, individually or in the aggregate, are not material in value) which comprise the Assets, determined on the basis of certain appraisals prepared by an independent appraiser upon which the parties shall mutually agree (the "Appraiser"), and whose fees and expenses shall be shared equally between the parties (to the extent that the parties mutually agree upon the fair market value of any or all of the Assets, the "Appraisals"). The parties shall direct the Appraiser to deliver the Appraisals within sixty (60) days of the Closing Date.

                  (b) Each party shall use commercially reasonable best efforts to engage in mutually agreeable sharing of financial and valuation information in order to obtain consistent financial and tax reporting, including, but not limited to, the preparation and filing of IRS Forms

8894 and 8824 in a manner which is consistent with the Appraisals, to the greatest extent possible.

                  (c) To the extent authorized by applicable law and regulation, each party shall report the transaction contemplated hereby as a "like-kind exchange" under Section 1031 of the Code, consistent with the Appraisals, and the IRS Forms 8594 and 8824 prepared in accordance with clause
(b) above, and shall not take, and shall not cause their respective representatives, successors and assigns to take, any position on any federal, state or local tax return or report, or in any tax examination, tax audit or tax litigation, inconsistent with such reporting position, the Appraisals, or such IRS Form 8594 or 8824.

                  (d) Each party shall cooperate with the other, including, without limitation, in preparing IRS Forms 8594 and 8824 and executing all necessary agreements and documents to the extent necessary for each party to treat the exchange of the Assets hereunder as a "like-kind exchange" to the extent permissible under Section 1031 of the Code.

                  (e) Neither party shall have any liability or obligation to the other for the failure of the exchange of the Assets hereunder to qualify as a like-kind exchange under Section 1031 of the Code.

         2.       [INTENTIONALLY OMITTED].

         3.       [INTENTIONALLY OMITTED].

         4. CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., local time, at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Washington, D.C. 20036, on a date designated by Cox that is not later than the tenth (10th) day following the date upon which the FCC has granted its consent to the assignment of the Cox FCC Licenses, the RRC FCC Licenses and the Salem FCC Licenses, or at such other time (in any event, the "Closing Date") as shall be agreed upon in writing by Cox and Salem.

                  4.1      CLOSING DELIVERIES.  At the Closing:

                  (a) (i) Cox shall execute and deliver, and shall cause RRC to execute and deliver to Salem bills of sale in form and substance reasonably acceptable to Salem, pursuant to which Cox shall convey to Salem good and marketable title to the Cox Tangible Personal Property and the Cox Records, and RRC shall convey to Salem good and marketable title to the RRC Tangible Personal Property and the RRC Records; and (ii) Salem shall execute and deliver to RRC bills of sale in form and substance reasonably acceptable to RRC, pursuant to which Salem shall convey to RRC good and marketable title to the Salem Tangible Personal Property and the Salem Records;

                  (b) (i) Cox shall execute and deliver and cause RRC to execute and deliver to Salem a special warranty deed and such other transfer documents in form and substance reasonably acceptable to Salem pursuant to which Cox or RRC shall convey to Salem title to the owned Cox Real Property and any estoppel, assignment and assumption agreements for the Cox Real Property Leases pursuant to which Cox or RRC shall assign to Salem, and

Salem shall accept assignment of, all of Cox's or RRC's rights and privileges and assume all obligations of Cox or RRC under the Cox Real Property Leases, insofar as they relate to the time on and after the Closing Date and arise out of events that occur after the Closing Date;

                           (ii) Cox shall cause RRC to execute and deliver to
Salem a special warranty deed and such other transfer documents in form and substance reasonably acceptable to Salem pursuant to which RRC shall convey to Salem title to the owned RRC Real Property and any estoppel, assignment and assumption agreements for the RRC Real Property Leases pursuant to which RRC shall assign to Salem, and Salem shall accept assignment of, all of RRC's rights and privileges and assume all obligations of RRC under the RRC Real Property Leases, insofar as they relate to the time on and after the Closing Date and arise out of events that occur after the Closing Date; and

                           (iii) Salem shall execute and deliver to RRC a
special warranty deed and such other transfer documents in form and substance reasonably acceptable to RRC pursuant to which Salem shall convey to RRC title to the Salem Real Property and any estoppel, assignment and assumption agreements for the Salem Real Property Leases pursuant to which Salem shall assign to RRC, and RRC shall accept assignment of, all of Salem's rights and privileges and assume all obligations of Salem under the Salem Real Property Leases as they relate to the time on and after the Closing Date and arise out of events that occur after the Closing Date;

                  (c) (i) Cox shall execute and deliver, and shall cause RRC to execute and deliver to Salem such assignments of licenses and permits in form and substance reasonably acceptable to Salem pursuant to which Cox or RRC as the case may be shall assign to Salem, and Salem shall accept assignment of, all of such party's right, title and interest in and to the Cox Licenses;

                           (ii) Cox shall cause RRC to execute and deliver to
Salem such assignments of licenses and permits in form and substance reasonably acceptable to Salem pursuant to which RRC shall assign to Salem, and Salem shall accept assignment of, all of RRC's right, title and interest in and to the RRC Licenses; and

                           (iii) Salem shall execute and deliver to RRC an
Assignment of Licenses and Permits in form and substance reasonably acceptable to the parties pursuant to which Salem shall assign to RRC, and RRC shall accept assignment of, all of Salem's right, title and interest in and to the Salem Licenses;

                  (d) (i) Cox shall deliver or cause to be delivered executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Salem, of any security interests granted in the Cox Assets or RRC Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens); and

                           (ii) Salem shall deliver or cause to be delivered
executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Cox, of any security interests granted in the Salem Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens); and

                  (e) Cox shall deliver to Salem an assignment in form and substance reasonably acceptable to the parties pursuant to which CRI shall assign to Salem and Salem shall accept from CRI, the rights of CRI to indemnification by the Stockholders (including the right to draw against the Holdback Escrow as defined in the Stock Purchase Agreement) under the Stock Purchase Agreement as such rights pertain to the RRC Assets and the representations, warranties and covenants of Midwestern and the Stockholders with respect thereto.

                  4.2      PRORATIONS.

                  (a) All income and expenses arising from the conduct of the business and operations of the Cox Stations and the RRC Station on the one hand, and the Salem Station, on the other hand, shall be prorated between Cox and Salem in accordance with generally accepted accounting principles as of 12:01 a.m., on the Closing Date. Such prorations shall include, without limitation, all ad valorem and applicable property taxes, business and license fees, annual FCC regulatory fees, power and utility expenses, rents (excluding amounts paid as capital expenditures in connection with real property, whether leased or owned), and similar prepaid and deferred items attributable to the ownership and operation of the Stations. The parties shall use commercially reasonable efforts to provide each other a list of all known proratable items and payables for the Stations at least five (5) days before the Closing Date;

                  (b) The prorations and adjustments contemplated by this Section, to the extent practicable, shall be made on and as of the Closing Date. As to those prorations and adjustments not ascertained on the Closing Date, adjustments and prorations shall be made in accordance with the procedures set forth in SECTIONS 4.2(C) and 4.2(D);

                  (c) Within ninety (90) days of the Closing Date, Cox shall deliver to Salem a schedule of its proposed prorations (which shall set forth in reasonable detail the basis for those determinations) for the Salem Station (the "Cox Proration Schedule"). The Cox Proration Schedule shall be conclusive and binding upon Salem unless Salem provides Cox with written notice of objection (the "Notice of Disagreement") within one hundred twenty (120) days after the Closing Date, which notice shall state the prorations of expenses proposed by Salem ("Salem's Proration Amount"). Cox shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject Salem's Proration Amount. Payment by Salem or Cox, as the case may be, of the proration amounts determined pursuant to this SECTION 4.2(C) shall be due fifteen (15) days after the last to occur of (i) Salem's acceptance of the Cox Proration Schedule or failure to give Cox a timely Notice of Disagreement and (ii) Cox's acceptance of Salem's Proration Amount or failure to reject Salem's Proration Amount within fifteen (15) days of receipt of a Notice of Disagreement;

                  (d) Within ninety (90) days of the Closing Date, Salem shall deliver to Cox a schedule of its proposed prorations (which shall set forth in reasonable detail the basis for those determinations) for the Cox Stations and the RRC Station (the "Salem Proration Schedule"). The Salem Proration Schedule shall be conclusive and binding upon Cox unless Cox provides Salem with a Notice of Disagreement within one hundred twenty (120) days after the Closing Date, which notice shall state the prorations of expenses proposed by Cox ("Cox's Proration Amount"). Salem shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject Cox's Proration Amount. Payment by Cox or Salem, as the case may be, of the proration amounts determined pursuant to this SECTION 4.2(D) shall be due fifteen (15) days after the last to occur of (i) Cox's acceptance of the Salem Proration Schedule or failure to give Salem a timely Notice of Disagreement and (ii) Salem's acceptance of Cox's

Proration Amount or failure to reject Cox's Proration Amount within fifteen
(15) days of receipt of a Notice of Disagreement; and

                  (e) In the event of any disputes between the parties as to the prorations and adjustments described in this Section, the amounts not in dispute shall nonetheless be paid at the time provided in this Section and such disputes shall be determined by an independent certified public accountant of national recognition (other than a firm which then serves as the independent auditor for Cox or Salem or any of their respective affiliates) mutually acceptable to the parties with the fees and expenses of such accountant being paid one half by Cox and one half by Salem. Any payment required by Cox to Salem or by Salem to Cox, as the case may be, under this Section shall be paid by wire transfer of immediately available funds to the account of the payee with a financial institution in the United States as designated by such party in the Salem Proration Schedule or Cox Proration Schedule, as the case may be. If either Cox or Salem fails to pay when due any amount under SECTION 4.2(C) or 4.2(D), interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the Prime Rate plus two percent (2%), and such interest shall be payable upon demand. Notwithstanding the provisions of SECTION 4.2(C), (D) and (E) of this Agreement, if the amount of any taxes to be prorated pursuant to this SECTION 4.2 is not known by ninety
(90) days after the Closing Date, then the amount will be estimated as of such date, and once the amount of such taxes is known, Salem shall pay to Cox, or Cox shall pay to Salem, as the case may be, the net amount due as a result of the actual apportionment of such taxes.

                  4.3 FURTHER ASSURANCES. At the Closing, and from time to time after the Closing, Cox will execute and deliver, and cause RRC to execute and deliver, such other instruments of conveyance, assignment, transfer and delivery and will take, and will cause RRC to take, such other actions as Salem reasonably may request in order to more effectively transfer, convey, assign, and deliver to Salem, and to place Salem in possession and control of, any of the Cox Assets and the RRC Assets, and Salem will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Cox reasonably may request in order to more effectively transfer, convey, assign, and deliver to Cox or RRC, and to place Cox or RRC in possession and control of, any of the Salem Assets.

         5. REPRESENTATIONS AND WARRANTIES OF COX FOR THE COX STATIONS. Cox hereby represents and warrants to Salem with respect to the Cox Stations only as follows:

                  5.1 ORGANIZATION; GOOD STANDING. Each of CRI and CXR (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and (ii) is qualified to do business as a foreign corporation and is in good standing under the laws of the states in which such entity conducts business.

                  5.2 AUTHORITY. The execution, delivery and performance of this Agreement by Cox and all of the documents and instruments required to be delivered by Cox hereby, and the consummation by Cox of the transactions contemplated hereby and thereby are within the corporate power of Cox, and have been duly authorized by all necessary corporate action by Cox. This Agreement has been duly executed and delivered by Cox, and at the Closing, such other documents and other instruments required hereby to be executed and delivered by Cox will be duly executed and delivered by Cox. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Cox, the valid and binding obligations of Cox, enforceable against it in accordance with their respective terms, except as the enforceability of this Agreement or the documents or instruments contemplated hereby may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                  5.3      NO BREACH OR VIOLATION. Except as set forth on
Schedule 5.3, the execution and delivery by Cox of this Agreement, the consummation by Cox of the transactions contemplated hereby, and compliance by Cox with the terms hereof, do not and will not:

                           (i) violate or result in the breach of or contravene
any of the terms, conditions or provisions of, or constitute a default under, any organizational documents of Cox, or any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to Cox or its assets and properties;

                           (ii) except for those consents listed in Schedule
5.3, result in prohibited action under any term or provision of, the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed of trust or any other contract to which Cox is a party or by which it is bound;

                           (iii) result in any Lien upon the Cox Assets, except
for Permitted Liens; or

                           (iv) cause the suspension or revocation of any of the
Cox Licenses.

                  5.4 APPROVALS. Except as set forth on Schedule 5.4 and except for the consent of the FCC, no authorizations, approvals or consents from any governmental or regulatory authorities or agencies are necessary to permit Cox to execute and deliver this Agreement and to permit Cox to perform its obligations hereunder.

                  5.5 NO LITIGATION. Except as set forth on Schedule 5.5, there are no actions, suits, investigations or proceedings pending or, to the best of Cox's knowledge, threatened against or affecting the Cox Assets, in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, which, if adversely determined, would impair the ability of Cox to perform its obligations hereunder.

                  5.6 BROKERAGE. Except for Media Venture Partners, Cox has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and to the best of Cox's knowledge, no other person is entitled to any commission or finder's fee in connection with any of these transactions.

                  5.7 TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. Except as specified on Schedule 5.7, and except for Permitted Liens, Cox has good title to the Cox Tangible Personal Property free and clear of all Liens. All of the Cox Tangible Personal Property is in a good working condition and repair (ordinary wear and tear excepted). All of the Cox Tangible Personal Property is listed in Schedule 1.1A, and such schedule contains a list of all tangible personal property used in the operation of the Cox Stations other than Excluded Assets.

                  5.8 TITLE TO AND CONDITION OF REAL PROPERTY. Schedule 1.2A lists all of the Cox Real Property and Cox has good title in and to the owned Cox Real Property, and such schedule contains a list of all real property used in the operation of the Cox Stations other than the Excluded Assets. All of the Cox Real Property is owned free and clear of all Liens except for Permitted Liens. Schedule 1.2A lists all of the Cox Real Property Leases. Except as disclosed on Schedule 5.8, with respect to each Cox Real Property Lease: (a) said lease is, and following the Closing to the best of Cox's knowledge, will continue to be legal, valid, binding, enforceable and in full force and effect; and (b) Cox has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in said lease or its rights thereunder. To the best of Cox's knowledge, no third party is in material default in the performance of any of its obligations under any of the Cox Real Property Leases, and no event or circumstance has occurred, which, with the giving of notice or the lapse of time or both, would constitute a material default by Cox under any Cox Real Property Lease. All improvements on the owned Cox Real Property are in material compliance with applicable zoning and land use laws, ordinances and regulations except for any instances of noncompliance which do not and will not in the aggregate have a material adverse effect on such owned Cox Real Property. All such improvements are in good working condition and repair, and comply in all material respects with FCC rules and regulations and all other applicable Federal, state and local statutes, ordinances and regulations. To the best of Cox's knowledge, all of the transmitting towers, ground radials, guy anchors, transmitter buildings and related improvements located on the owned Cox Real Property are located entirely on the owned Cox Real Property. Cox has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the owned Cox Real Property. Cox has full legal and practical access to the Cox Real Property.

                  5.9 LICENSES. Schedule 1.3A accurately and completely lists all Cox Licenses, and such schedule contains a list of all licenses, permits and applications used in the operation of or benefiting the Cox Stations, other than Excluded Assets. The Cox Licenses are (a) validly issued and in full force and effect, (b) unimpaired by any acts or omissions of Cox or Cox's employees or agents, (c) free and clear of any restrictions that might limit the full operation of the Cox Stations and (d) Cox has full power and authority to operate the Cox Stations thereunder.

                  5.10 FCC COMPLIANCE. Except as shown on Schedule 5.10, the Cox Stations have been operated at all times by Cox at full authorized power in material accordance with the terms of the Cox FCC Licenses, the Communications Act of 1934, as amended (the "Act"), and all applicable rules, regulations and policies of the FCC. Cox has timely filed or made all applications, reports, and other disclosures required by the FCC to be filed or made with respect to the Cox Stations. The Cox FCC Licenses are valid and in full force and effect. Except as shown on Schedule 5.10, no application, action or proceeding is pending for the renewal or modification of any of the Cox FCC Licenses and, to the best of Cox's knowledge, there is not now issued or outstanding any investigation or material complaint against Cox at the FCC as of the date of this Agreement relating to the Cox Stations. Except as disclosed on Schedule 5.10, there is no proceeding pending at the FCC, and there is no outstanding notice of violation from the FCC as of the date of this Agreement relating to the Cox Stations. All fees payable to governmental authorities pursuant to the Cox FCC Licenses, including FCC annual regulatory fees, have been paid and no event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for nonrenewal in the ordinary course or revocation thereof.

                  5.11 COMPLIANCE WITH LAWS. Cox has all licenses, permits or other authorizations of governmental, regulatory or administrative agencies required to conduct its business with respect to the Cox Stations in all material respects as currently conducted. No judgment, decree, order or notice of violation has been issued by any agency or authority which permits, or would permit, revocation, modification or termination of any governmental permit, license or authorization or which results or could result in any material impairment of any rights thereunder. With respect to the Cox Stations, Cox is in material compliance with all applicable federal, state, local or foreign laws, regulations, statutes, rules, ordinances, directives and orders and any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal applicable to it.

                  5.12 ENVIRONMENTAL MATTERS. Without limiting the generality of SECTION 5.11, except as disclosed on Schedule 5.12, all of the Cox Real Property is free of (1) waste or debris; (2) "hazardous waste" or any "hazardous substance" as defined in federal environmental and occupational safety and health statutes (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), and regulations promulgated thereunder; (3) any substance the presence of which on the Cox Real Property is prohibited by any federal, state or local environmental law; and (4) any materials which, under federal, state, or local environmental law, require special handling in collection, storage, treatment or disposal, each in quantities or in a manner sufficient to give rise to liability under the federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against Cox. Without limiting the generality of the foregoing, except as disclosed on Schedule 5.12, there are no installations on the Cox Real Property which contain PCBs or asbestos in quantities sufficient to mandate the removal of such PCBs or asbestos in accordance with federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against Cox. Cox has delivered to Salem all environmental assessments of the Cox Real Property owned by Cox.

                  5.13 ACCURACY OF INFORMATION FURNISHED. No statement by Cox contained in this Agreement or in any Schedule or Exhibit hereto contains any material untrue statement of a material fact or omits to state any material fact which is necessary to make the Statements contained herein not materially misleading.

                  5.14 TAXES. Cox has filed or caused to be filed all federal, state, county, local, or city tax returns which are required to be filed, and Cox has paid or caused to be paid all taxes as shown on those returns or on any tax assessment received by Cox to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. There are no governmental investigations or other legal, administrative, or tax proceedings pending, or to the best of Cox's knowledge, threatened, pursuant to which Cox is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Salem as transferee of the Cox Assets, and no event has occurred that could impose on Salem any liability for any taxes, penalties, or interest due or to become due from Cox. Cox has paid in full or discharged, or caused to be paid in full or discharged, all taxes (i) relating to the Cox Assets that are required to be paid (whether or not such taxes are shown as due on any tax return) and (ii) the non-payment of which could result in a Lien on the Cox Assets in the hands of Salem, excepting in each case such taxes as will not be due until after the Closing Date and which are to be prorated pursuant to SECTION 4.2 of this Agreement. Any Lien for taxes on the Cox Assets the validity of which is being contested in good faith by appropriate proceedings shall be described on Schedule 5.14 of this Agreement.

                  5.15 DEFINITION OF KNOWLEDGE. For the purposes of this Agreement, "to the best of Cox's knowledge" or any similar formulation thereof means to the actual knowledge of Robert F. Neil, Chief Executive Officer; Richard A. Ferguson, Co-Chief Operating Officer; Marc W. Morgan, Co-Chief Operating Officer; Maritza Pichon, Chief Financial Officer; Sterling Davis, Director of Engineering; Jarrett O'Connor, Vice President and General Manager, WSUN(AM); and Caroline Devine, Vice President and General Manager, KLUP(AM).

         6. REPRESENTATIONS AND WARRANTIES OF COX FOR THE RRC STATION AND STOCK PURCHASE AGREEMENT. Cox hereby represents and warrants to Salem with respect to the RRC Station and the Stock Purchase Agreement only as follows:

                  6.1 STOCK PURCHASE AGREEMENT. Cox will deliver to Salem a true and complete copy of the Stock Purchase Agreement (including all exhibits and schedules thereto) as executed by CRI on June 1, 2000. The Stock Purchase Agreement will not have been executed by Midwestern or the Stockholders at that time. Cox will deliver copies of the signature pages of Midwestern and the Stockholders immediately after receipt by Cox. Cox represents and warrants that the execution, delivery and performance of the Stock Purchase Agreement by CRI and all of the documents required to be delivered by CRI thereby and the consummation by CRI of the Stock Purchase Agreement in accordance with the terms thereof are within the corporate power of CRI and have been duly authorized by all necessary corporate action by CRI. When executed by CRI, the Stock Purchase Agreement will be a valid and binding offer of CRI subject to acceptance by Midwestern and the Stockholders and enforceable against CRI in accordance with its terms, except as the enforceability of the Stock Purchase Agreement or the documents or instruments contemplated thereby may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. Cox has no independent knowledge of and has not made any investigation to determine the accuracy or inaccuracy of the representations and warranties of Midwestern or the Stockholders in the Stock Purchase Agreement.

                  6.2 ORGANIZATION; GOOD STANDING. At the Closing, RRC (i) will be a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and (ii) will be qualified to do business as a foreign corporation and will be in good standing under the laws of the states in which it conducts business.

                  6.3 AUTHORITY. At the Closing, the execution, delivery and performance of all of the documents and instruments required to be delivered by RRC hereby (the "RRC Documents"), and the consummation by RRC of the transactions contemplated hereby and thereby will be within the corporate power of RRC, and will have been duly authorized by all necessary corporate action by RRC. At the Closing, the RRC Documents will be duly executed and delivered by RRC and will be, when executed and delivered by RRC, the valid and binding obligations of RRC, enforceable against it in accordance with their respective terms, except as the enforceability of such documents or instruments may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                  6.4 NO BREACH OR VIOLATION. Except for the consent of the FCC and the HSR Approval, at the Closing, the execution and delivery by RRC of the RRC Documents and the consummation by RRC of the transactions contemplated hereby, and compliance by RRC with the terms hereof, will not:

                           (i) violate or result in the breach of or contravene
any of the terms, conditions or provisions of, or constitute a default under, any organizational documents of RRC, or any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to RRC or its assets and properties;

                           (ii) result in prohibited action under any term or
provision of, the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed of trust or any other contract to which RRC is a party or by which it is bound;

                           (iii) result in any Lien upon the RRC Assets,
excepted for Permitted Liens; or

                           (iv) cause the suspension or revocation of any of the
RRC Licenses.

                  6.5 APPROVALS. Except for the consent of the FCC and the HSR Approval, at the Closing, no authorizations, approvals or consents from any governmental or regulatory authorities or agencies will be necessary to permit RRC to execute and deliver the RRC Documents and to consummate the transactions contemplated hereby and thereby.

                  6.6 NO LITIGATION. At the Closing there will be no actions, suits, investigations or proceedings pending or, to the best of Cox's knowledge, threatened against or affecting the RRC Assets, in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, which , if adversely determined, would impair the ability of RRC to consummate the transactions contemplated hereunder.

                  6.7 BROKERAGE. RRC will not have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and to the best of Cox's knowledge, no person will be entitled to any commission or finder's fee in connection with any of these transactions other than Media Venture Partners whose commission is the responsibility of Cox.

                  6.8 ACCURACY OF INFORMATION FURNISHED. As of the Closing, no statement by RRC contained in any of the RRC Documents shall contain any material untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not materially misleading,

         7. REPRESENTATIONS AND WARRANTIES OF SALEM. Salem hereby represents and warrants to Cox as follows:

                  7.1 ORGANIZATION; GOOD STANDING. Each of SCC and STB is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of its organization and is qualified to do business as a foreign corporation and is in good standing under the laws of the states in which it conducts business.

                  7.2 AUTHORITY. The execution, delivery and performance of this Agreement and all of the documents and instruments required to be delivered by Salem hereby, and the consummation by Salem of the transactions contemplated hereby and thereby are within the corporate power of Salem, and have been duly authorized by all necessary corporate action by Salem. This Agreement has been duly executed and delivered by Salem and at the Closing such other documents and other instruments required hereby to be executed and delivered by Salem will be duly executed and delivered by Salem. This Agreement is and the other documents and instruments required hereby will be when executed and delivered by Salem, the valid and binding obligations of Salem, enforceable against Salem in accordance with their respective terms, except as the enforceability of this Agreement or the documents or instruments contemplated hereby may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

                  7.3      NO BREACH OR VIOLATION. Except as set forth on
Schedule 7.3, the execution and delivery by Salem of this Agreement, the consummation by Salem of the transactions contemplated hereby, and compliance by Salem with the terms hereof, do not and will not:

                           (i) violate or result in the breach of or contravene
any of the terms, conditions or provisions of, or constitute a default under, Salem's organizational documents, or any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to Salem or its assets and properties;

                           (ii) except for those consents listed in Schedule
7.3, result in prohibited action under any term or provision of, the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed of trust or any other contract to which Salem is a party or by which it is bound;

                           (iii) result in any Lien upon the Salem Assets except
for Permitted Liens; or

                           (iv) cause the suspension or revocation of any of the
Salem Licenses.

                  7.4 APPROVALS. Except as set forth on Schedule 7.4, and except for the consent of the FCC, DOJ and any approval required by the HSR Act, no authorizations, approvals or consents from any governmental or regulatory authorities or agencies are necessary to permit Salem to execute and deliver this Agreement and to perform its obligations hereunder.

                  7.5 NO LITIGATION. Except as set forth on Schedule 7.5, there are no actions, suits, investigations or proceedings pending or, to the best of Salem's knowledge, threatened against or affecting the Salem Assets, in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, which, if adversely determined, would impair the ability of Salem to perform its obligations hereunder.

                  7.6 BROKERAGE. Salem has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and, to the best of Salem's knowledge, except for Media Venture Partners, no other person is entitled to any commission or finder's fee in connection with any of these transactions.

                  7.7 TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. Except as specified on Schedule 7.7, and except for Permitted Liens, Salem has good title to the Salem Tangible Personal Property free and clear of all Liens. All of the Salem Tangible Personal Property is in a good working condition (ordinary wear and tear excepted). All of the Salem Tangible Personal Property is listed on Schedule 1.1C and such schedule contains a list of all tangible personal property used in the operation of the Salem Station other than Excluded Assets.

                  7.8 TITLE TO AND CONDITION OF REAL PROPERTY. Schedule 1.2C lists all of the owned Salem Real Property and Salem has good title in and to the owned Salem Real Property, and such schedule contains a list of all real property used in the operation of the Salem Station other than Excluded Assets. All of the Salem Real Property is owned free and clear of all Liens except for Permitted Liens. Schedule 1.2C lists all of the Salem Real Property Leases. Except as disclosed on Schedule 7.8, with respect to each of the Salem Real Property Leases: (a) said lease is and following the Closing, to the best of Salem's knowledge, will continue to be, legal, valid, binding, enforceable and in full force and effect; and (b) Salem has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in said lease or its rights thereunder. To the best of Salem's knowledge, no third party is in material default in the performance of any of its obligations under any of the Salem Real Property Leases, and no event or circumstance has occurred which, with the giving of notice or the lapse of time or both, would constitute a material default by Salem under any Salem Real Property Lease. All improvements on the owned Salem Real Property are in material compliance with applicable zoning and land use laws, ordinances and regulations except for any instances of noncompliance which do not and will not in the aggregate have a material adverse effect on such owned Salem Real Property. All such improvements are in good working condition and repair, comply in all material respects with FCC rules and regulations and all other applicable Federal, state and local statutes, ordinances and regulations. To the best of Salem's knowledge, all of the transmitting towers, ground radials, guy anchors, transmitter buildings and related improvements located on the owned Salem Real Property are located entirely on the owned Salem Real Property. Salem has no knowledge of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the Salem Real Property. Salem has full legal and practical access to the Salem Real Property.

                  7.9      LICENSES. Except as set forth on Schedule 7.9,
Schedule 1.3C accurately and completely lists all of the Salem Licenses, and such schedule contains a list of all licenses, permits and applications used in the operation of or benefiting the Salem Station, other than Excluded Assets. All of the Salem Licenses are (a) validly issued and in full force and effect,
(b)
unimpaired by any acts or omissions of Salem or Salem's employees or agents, (c) free and clear of any restrictions that might limit the full operation of the Salem Station and (d) Salem has full power and authority to operate the Salem Station thereunder.

                  7.10 FCC COMPLIANCE. Except as shown on Schedule 7.10, the Salem Station has been operated at all times by Salem at full authorized power in material accordance with the terms of the Salem FCC Licenses, the Act, and all applicable rules, regulations and policies of the FCC. Salem has timely filed or made all applications, reports, and other disclosures required by the FCC to be filed or made with respect to the Salem Station. The Salem FCC Licenses are valid and in full force and effect. Except as shown on Schedule 7.10, no application, action or proceeding is pending for the renewal or modification of any of the Salem FCC Licenses and, to the best of Salem's knowledge, there is not now issued or outstanding any investigation or material complaint against Salem at the FCC as of the date of this Agreement relating to the Salem Station. Except as disclosed in Schedule 7.10, there is no proceeding pending at the FCC, and there is no outstanding notice of violation from the FCC as of the date of this Agreement relating to the Salem Station. All fees payable to governmental authorities, including FCC annual regulatory fees, pursuant to the Salem FCC Licenses have been paid and no event has occurred which, individually or in the aggregate, and with or without the giving of notice or the lapse of time or both, would constitute grounds for nonrenewal in the ordinary course or revocation thereof.

                  7.11 COMPLIANCE WITH LAWS. Salem has all licenses, permits or other authorizations of governmental, regulatory or administrative agencies required to conduct its business with respect to the Salem Station in all material respects as currently conducted. No judgment, decree, order or notice of violation has been issued by any such agency or authority which permits, or would permit, revocation, modification or termination of any such governmental permit, license or authorization or which results or could result in any material impairment of any rights thereunder. With respect to the Salem Station, Salem is in material compliance with all applicable federal, state, local or foreign laws, regulations, statutes, rules, ordinances, directives and orders and any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal applicable to it.

                  7.12 ENVIRONMENTAL MATTERS. Without limiting the generality of SECTION 7.11, except as disclosed on Schedule 7.12, all of the Salem Real Property is free of (1) waste or debris; (2) "hazardous waste" or any "hazardous substance" as defined in federal environmental and occupational safety and health statutes including CERCLA, as amended from time to time, and regulations promulgated thereunder, or as defined by CERCLA, and regulations promulgated thereunder; (3) any substance the presence of which on the Salem Real Property is prohibited by any federal, state or local environmental law; and (4) any materials which, under federal, state, or local environmental law, require special handling in collection, storage, treatment or disposal, each in quantities or in a manner sufficient to give rise to liability under federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against Salem. Without limiting the generality of the foregoing, except as disclosed on Schedule 7.12, there are no installations on the Salem Real Property which contain PCBs or asbestos in quantities sufficient to mandate the removal of such PCBs or asbestos in accordance with federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against Salem. Salem has delivered to Cox all environmental assessments of the Salem Real Property owned by Salem.

                  7.13 ACCURACY OF INFORMATION FURNISHED. No statement by Salem contained in this Agreement or in any Schedule or Exhibit hereto contains any material untrue statement of a material fact or omits to state any material fact which is necessary to make the statements contained herein not materially misleading.

                  7.14 TAXES. Salem has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and Salem has paid or caused to be paid all taxes as shown on those returns or on any tax assessment received by Salem to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. Except as disclosed on Schedule 7.14, there are no governmental investigations or other legal, administrative, or tax proceedings pending, or to the best of Salem's knowledge, threatened, pursuant to which Salem is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Cox as transferee of the Salem Assets, and no event has occurred that could impose on Cox any liability for any taxes, penalties, or interest due or to become due from Salem. Salem has paid in full or discharged, or caused to be paid in full or discharged, all taxes (i) relating to the Salem Assets that are required to be paid (whether or not such taxes are shown as due on any tax return) and (ii) the non-payment of which could result in a Lien on the Salem Assets in the hands of Cox, excepting in each case such taxes as will not be due until after the Closing Date and which are to be prorated pursuant to SECTION 4.2 of this Agreement. Any Lien for taxes on the Salem Assets the validity of which is being contested in good faith by appropriate proceedings shall be described on
Schedule 7.14 of this Agreement.

                  7.15 DEFINITION OF KNOWLEDGE. For the purposes of this Agreement, "to the best of Salem's knowledge" or any similar formulation thereof means to the actual knowledge of Edward G. Atsinger, III, President and Chief Executive Officer; John Ehde, Vice President of Engineering; and Gordon Marcy, General Manager of the Salem Station.

         8. COVENANTS OF THE PARTIES. The parties hereby covenant to each other as follows.

                  8.1 FCC APPLICATIONS. Following the date of this Agreement, the parties shall proceed as expeditiously as practicable to file or cause to be filed applications with the FCC requesting consent to the assignment of the Cox FCC Licenses to Salem (the "Cox FCC Application"), an application with the FCC requesting consent to the assignment of the RRC FCC Licenses to Salem (the "RRC Application") and an application with the FCC requesting consent to the assignment of the Salem FCC Licenses to Cox (the "Salem FCC Application"), such applications to be duly filed with the FCC by the parties contemporaneously as contingent applications. The parties agree that the Cox FCC Application, the RRC FCC Application and the Salem FCC Application (together, the "FCC Applications") shall be filed not later than ten (10) business days after the date of this Agreement, and that the FCC Applications shall be prosecuted by each party in good faith and with due diligence. Cox and Salem shall cooperate with each other in the preparation, filing and prosecution of the FCC Applications. Should Cox or Salem become aware of facts which could reasonably be expected to affect or delay in a material and adverse manner, the FCC's grant of its consent to the FCC Applications, such party shall promptly notify the other party in writing and in accordance with the notices provisions set forth in SECTION 15. If the Closing shall not have occurred for any reason within the original effective period of the consent of the FCC to the FCC Applications, and neither party shall have terminated this Agreement under SECTION 11, the parties shall jointly request extensions of the effective period of the FCC consents.

                  8.2 STOCK PURCHASE AGREEMENT. CRI shall exercise its rights and fulfill all of its obligations under the Stock Purchase Agreement at all times in a timely manner and in good faith and CRI shall take no action that is materially inconsistent with the terms of this Agreement. CRI agrees to provide to Salem within two (2) business days of CRI's receipt thereof, copies of all notices, correspondence and other written communication from the Stockholders or RRC or from any governmental authority in connection with the transactions contemplated by the Stock Purchase Agreement. CRI shall provide Salem five (5) business days' written notice before it exercises any right to terminate the Stock Purchase Agreement. Prior to the end of such five (5) day notice period, Salem may request that CRI take and CRI shall take all commercially reasonable actions necessary to transfer to Salem any and all rights of CRI under the Stock Purchase Agreement. Salem and Cox hereby agree that, with respect to the RRC Assets, Salem shall have the full benefit of the representations and warranties made by Midwestern and the Stockholders in the Stock Purchase Agreement, including the right to draw against the Holdback Escrow as defined in the Stock Purchase Agreement. At the Closing and to the extent CRI is permitted to do so under the terms of the Stock Purchase Agreement, CRI shall assign to Salem, and Salem shall accept from CRI, the rights of CRI to indemnification by the Stockholders under the Stock Purchase Agreement insofar as such rights to indemnification relate to the RRC Assets and the representations, warranties and covenants of Midwestern and the Stockholders with respect thereto. To the extent that CRI is not permitted to assign such indemnification rights to Salem, CRI will cooperate with Salem to provide Salem with the benefit of such rights and to assist Salem in enforcing such rights against the Stockholders. CRI further agrees that it will not consent to or authorize any release of any funds held by the Escrow Agent pursuant to the Holdback Escrow Agreement (as each such term is defined in the Stock Purchase Agreement) without first consulting with Salem.

                  8.3 NO SOLICITATION OF THIRD PARTIES . Neither party nor any of its subsidiaries, nor any of its directors, officers, employees, representatives or agents shall, directly or indirectly, solicit or initiate inquiries or proposals from, or enter into any agreement with respect to, or provide any confidential information to or participate in any discussions or negotiations with, any corporation, partnership, person or other entity or group concerning any sale to such party of all or substantially all of the assets of the Stations owned by it (whether directly or through a merger or sale of stock of Cox or Salem). The parties will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any of the foregoing.

                  8.4 ACCESS. Prior to the Closing, each party shall give to the other party and its representatives full and reasonable access during normal business hours to all of the party's properties, books, contracts, reports and records including financial information, in each case relating to Assets, in order that the parties may have full opportunity to make such investigation as they desire of such Stations, and each party shall furnish the other party with such information as such other party may reasonably request in connection therewith; provided that access to the properties, books, contracts and records of the RRC Station and RRC shall be subject to the terms of the Stock Purchase Agreement. The rights of the parties under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of either party's Stations.

                  8.5 INCONSISTENT ACTIONS. Prior to the Closing, neither Cox nor Salem shall take any action which is materially inconsistent with its obligations under this Agreement, or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

                  8.6 COOPERATION. Each party shall use commercially reasonable efforts to cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their obligations under this Agreement, and each party will use commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill its obligations hereunder including without limitation, each party's obligation to ensure that the transactions contemplated hereby are accomplished in a manner enabling the transfer of the Cox Assets, the RRC Assets and the Salem Assets to qualify as part of a Section 1031 Exchange.

                  8.7 CONTROL OF THE STATIONS. Prior to Closing, neither party shall, directly or indirectly, control, supervise, or direct, or attempt to control, supervise or direct the operations of the other party's Stations; those operations, including complete control and supervision of all Station programs, employees, and policies, shall be the sole responsibility of the Station's licensee.

                  8.8 RISK OF LOSS. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Cox Assets from any cause whatsoever shall be borne by Cox at all times prior to the Closing. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the RRC Assets from any cause whatsoever shall be borne by RRC at all times prior to the Closing. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Salem Assets from any cause whatsoever shall be borne by Salem at all times prior to the Closing.

                  8.9 THIRD PARTY CONSENTS. Between the date of this Agreement and the Closing, Cox and Salem shall use their respective commercially reasonable efforts to obtain the consent of any third party necessary for the assignment of any contract or agreement to be assigned hereunder. In the event a consent or waiver required with respect to the assignment of a contract has not been obtained before the Closing, Cox or Salem (as the case may be) shall use its commercially reasonable best efforts to provide the other party with the benefits of any such contract, including without limitation, permitting such other party to enforce any rights of Cox or RRC or Salem under such contract.

                  8.10     TITLE INSURANCE AND SURVEYS.

                  (a) With respect to each parcel of Cox Real Property and with respect to each parcel of RRC Real Property, Salem will obtain at or prior to Closing, an ALTA Owner's Policy of Title Insurance Form B-1992 (or equivalent policy acceptable to Salem), issued by a title insurer satisfactory to Salem, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by Salem), insuring title to such parcel in the name of Salem as of the Closing, subject only to liens or encumbrances expressly permitted by this Agreement; and with respect to each parcel of Salem Real Property that Salem owns, Cox will obtain at or prior to Closing, an ALTA Owner's Policy of Title Insurance Form B-1992 (or equivalent policy acceptable to Cox), issued by a title insurer satisfactory to Cox, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by Cox), insuring title to such parcel in the name of Cox as of the Closing, subject only to liens or encumbrances expressly permitted by this Agreement.

                  (b) General Requirements as to Title Insurance Policies. Each title insurance policy obtained by Cox or Salem, as the case may be, pursuant to this Agreement shall (1) insure title to the Cox Real Property, the RRC Real Property or the Salem Real Property described in the policy and all recorded easements benefiting the Cox Real Property, the RRC Real Property or the Salem Real Property, (2) contain an "extended coverage endorsement" insuring over the general exceptions customarily contained in title policies, (3) contain an endorsement insuring that the Cox Real Property, the RRC Real Property or the Salem Real Property described in the policy is the same real estate shown in the survey delivered with respect to such property, and (4) contain a "contiguity" endorsement with respect to any of the Cox Real Property, the RRC Real Property or the Salem Real Property consisting of more than one record parcel.

                  (c) Surveys. With respect to each parcel of Cox Real Property, RRC Real Property or Salem Real Property, as to which a title insurance policy is to be procured pursuant to this Agreement, Salem will procure a current survey of the parcel of Cox Real Property and RRC Real Property, and Cox will procure a current survey of the parcel of Salem Real Property, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

                  8.11 COMPLIANCE WITH HSR ACT. If the transactions contemplated by this Agreement are subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or the approval by the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "DOJ"), Cox and Salem will (i) each make such filings as are required under Title II of the HSR Act as soon as practicable but in any event within ten (10) days of the date of the acceptance by Midwestern and the Stockholders of Cox's offer set forth in the Stock Purchase Agreement, (ii) otherwise promptly comply with the applicable requirements under the HSR Act, including furnishing all information and filing all documents required thereunder, (iii) furnish to each other copies of those portions of the documents filed which are not confidential, and (iv) cooperate fully and use their respective commercially reasonable efforts to expedite compliance with the HSR Act.

                  8.12 CONFIDENTIALITY. Each of the parties hereto agrees to keep the terms and conditions of this Agreement confidential until the filing of the FCC Applications except (a) for any disclosures to Midwestern and the Stockholders that may be necessary under the Stock Purchase Agreement, and (b) as and to the extent required by law, including disclosure requirements of federal and state securities laws and rules and regulations of securities markets or as necessary to fulfill its obligations under this Agreement.

                  8.13 FINANCIAL STATEMENTS. To the extent any party acquiring a Station hereunder is required to provide audited financial statements regarding such Station pursuant to applicable law including, without limitation, Rule 3-05 of Regulation S-X of the rules and regulations of the Securities and Exchange Commission, and to the extent such financial statements exist and are available to the conveying party, the conveying party (as soon as is reasonably practicable following Closing, but in any event within sufficient time for the acquiring party to comply with applicable law) shall provide to the acquiring party a true, correct and complete copy of the audited financial statements for such Station for the three (3) fiscal years prior to Closing, or, to the extent the audited financial statements are not within the conveying party's custody, possession or control, the conveying party (as soon as is reasonably practicable following Closing, but in any event within sufficient time for the acquiring party to comply with applicable law) shall provide to the acquiring party true, correct and complete copies of the financial records for such Station for the three (3) fiscal years prior to Closing and, provided management are available, requisite access to management sufficient for the acquiring party and/or its representatives to create audited financial statements for the Station.

         9. CONDITIONS TO SALEM'S OBLIGATIONS. Unless waived by Salem in writing, all obligations of Salem under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions.

                  9.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Cox in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date; Cox shall have performed all obligations and complied with all covenants in all material respects required by this Agreement to be performed or complied with by it at or prior to the Closing; and Salem shall have received from Cox a certificate or certificates in such reasonable detail as Salem may reasonably request, signed by an officer of Cox and dated the Closing Date, to the foregoing effect.

                  9.2 APPROVALS OF GOVERNMENTAL AUTHORITIES. Any and all governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

                  9.3 NO ADVERSE PROCEEDINGS. No order shall have been issued by, and no suit, action or other proceeding against Cox shall be pending before, any court or governmental agency of competent jurisdiction in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby; provided, however, that if Cox and Salem mutually determine that any pending suit, action or proceeding seeking to restrain or prohibit the transactions contemplated hereby is unlikely to succeed on the merits, then the pendency of such proceeding shall not prevent the Closing.

                  9.4 CONSENTS. The consents designated as required consents on Schedule 5.3 shall have been obtained.

                  9.5 CLOSING DOCUMENTS. Cox and RRC shall have executed and delivered to Salem the documents required to be executed and delivered by it pursuant to SECTION 4.

                  9.6 FCC CONSENT. The FCC shall have given its consent to the FCC Applications and to the transactions contemplated hereby.

                  9.7 RESOLUTIONS. Cox shall have delivered to Salem resolutions adopted by the Board of Directors of Cox and RRC authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary of such companies as being true and complete as of the Closing Date.

                  9.8 HSR ACT. If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction.

         10. CONDITIONS TO COX'S OBLIGATIONS. Unless waived by Cox in writing in its sole discretion, all obligations of Cox under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions.

                  10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Salem in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date; Salem shall have performed all obligations and complied with all covenants in all material respects required by this Agreement to be performed or complied with by it at or prior to the Closing; and Cox shall have received from Salem a certificate or certificates in such reasonable detail as Cox may reasonably request, signed by an officer of Salem and dated the Closing Date, to the foregoing effect.

                  10.2 APPROVALS OF GOVERNMENTAL AUTHORITIES. Any and all governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

                  10.3 NO ADVERSE PROCEEDINGS. No order shall have been issued, and no suit, action or other proceeding against Salem shall be pending before, any court or governmental agency of competent jurisdiction in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby; provided, however, that if Salem and Cox mutually determine that any pending suit, action or proceeding seeking to restrain or prohibit the transactions contemplated hereby is unlikely to succeed on the merits, then the pendency of such proceeding shall not prevent the Closing.

                  10.4 CONSENTS. The consents designated as required consents on Schedule 7.3 shall have been obtained.

                  10.5 CLOSING DOCUMENTS. Salem shall have executed and delivered to Cox the documents required to be executed and delivered by it pursuant to SECTION 4.

                  10.6 FCC CONSENT. The FCC shall have given its consent to the FCC Applications and the transactions contemplated hereby.

                  10.7 RESOLUTIONS. Salem shall have delivered to Cox resolutions adopted by the Board of Directors of Salem authorizing and approving the execution and delivery of the transactions contemplated hereby, certified by the Secretary of Salem as being true and complete as of the Closing Date.

                  10.8 HSR ACT. If legally required, all filings with the FTC and the DOJ pursuant to the HSR Act shall have been made and all applicable waiting periods with respect to such filings (including any extensions thereof) shall have expired or been terminated and no actions shall have been instituted which are pending on the Closing Date by the FTC or DOJ challenging or seeking to enjoin the consummation of this transaction.

                  10.9 STOCK PURCHASE AGREEMENT. The Stock Purchase Closing shall have occurred.

         11. TERMINATION. This Agreement may be terminated by either Cox or Salem, if the terminating party is not then in material default, upon written notice to the other party, upon the occurrence of any of the following:

                  (a) Conditions. If on the Closing Date any of the conditions precedent to the obligations of the terminating party set forth in this Agreement have not been satisfied in all material respects or waived in writing by the terminating party.

                  (b) Judgments. If there shall be in effect on the Closing Date any final judgment, decree, or order that would prevent or make unlawful the Closing of this Agreement.

                  (c) Upset Date. If the Closing shall not have occurred on or before the date that is twelve (12) months after the date of the Stock Purchase Agreement.

                  (d) Breach. If the other party is in material breach of this Agreement and the breach remains uncured notwithstanding the opportunity to cure provisions of SECTION 12.7 hereof.

                  (e) Stock Purchase Agreement. If the Stock Purchase Agreement has been terminated other than by closing of the transactions contemplated thereby.

         12.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
INDEMNIFICATION.

                  12.1 SURVIVAL. All representations and warranties contained in this Agreement shall survive the Closing for a period of twelve
(12) months. Any investigations by or on behalf of any party hereto shall not constitute waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by either party shall affect the other party's right to rely on any representation or warranty made by the party providing such notice or information or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

                  12.2 INDEMNIFICATION BY COX. Notwithstanding the Closing, Cox hereby agrees, subject to SECTION 12.4(E), to indemnify and hold Salem harmless against and with respect to, and shall reimburse Salem for:

                  (a) Breach. Any and all losses, liabilities, or damages resulting from any untrue representation or breach of warranty, to the extent such representation or warranty survives the Closing, or nonfulfillment of any covenant by Cox contained herein or in any certificate, document, or instrument delivered to Salem hereunder.

                  (b) Obligations. Any and all Excluded Liabilities relating to the Cox Stations or the RRC Station.

                  (c) Ownership. Any and all losses, liabilities (other than liabilities that are prorated pursuant to SECTION 4.2) or damages resulting from (i) the operation or ownership of the Cox Stations and the RRC Station prior to the Closing Date, including any and all liabilities arising under the Cox Licenses, the RRC Licenses, or the Cox Real Property Leases or the RRC Real Property Leases which relate to events occurring prior to the Closing Date, or
(ii) the operation or ownership of the Salem Station on and after the Closing Date, including any and all liabilities arising under the Salem Licenses or the Salem Real Property Leases which relate to events occurring after the Closing Date.

                  (d) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  12.3 LNDEMNIFICATION BY SALEM. Notwithstanding the Closing, subject to SECTION 12.4(E), Salem hereby agrees to indemnify and hold Cox harmless against and with respect to, and shall reimburse Cox for:

                  (a) Breach. Any and all losses, liabilities, or damages resulting from any untrue representation or breach of warranty, to the extent such representation or warranty survives the Closing, or nonfulfillment of any covenant by Salem contained herein or in any certificate, document, or instrument delivered to Cox hereunder.

                  (b) Obligations. Any and all Excluded Liabilities relating to the Salem Station.

                  (c) Ownership. Any and all losses, liabilities (other than liabilities that are prorated pursuant to SECTION 4.2), or damages resulting from (i) the operation or ownership of the Salem Station prior to the Closing Date, including any and all liabilities arising under the Salem Licenses or the Salem Real Property Leases which relate to events occurring prior to the Closing Date, or (ii) the operation or ownership of the Cox Stations and the RRC Station on and after the Closing Date, including any and all liabilities arising under the Cox Licenses, the RRC Licenses, or the Cox Real Property Leases or the RRC Real Property Leases which relate to events occurring after the Closing Date.

                  (d) Legal Matters. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  12.4 PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

                  (a) Notice. The party seeking indemnification (the "Claimant") shall promptly give notice to the indemnifying party (the "Indemnitor") of any claim, whether solely between the parties or brought by a third party, specifying (i) the factual basis for the claim, and (ii) the amount of the claim.

                  (b) Investigation. With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty (30) business days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within said 30-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                  (c) Control. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the Claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to the claim.

                  (d) Immediate Action. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e)      Limitations on Indemnification.

                           (i) Any indemnity payment hereunder shall be limited
to the extent of the actual loss or damage suffered by the Claimant and shall be reduced by the amount of any recovery by the Claimant from any third party, including any insurer, and by the amount of any tax benefits received.

                           (ii) No party shall be entitled to indemnification
hereunder unless and until the amount for which indemnification is owing exceeds Fifty Thousand Dollars ($50,000) (the "Minimum Loss") in the aggregate for all such matters; provided, however, that if such amount exceeds the Minimum Loss, the Indemnitor shall be liable to the Claimant for an amount equal to fifty percent (50%) of the Minimum Loss and one hundred percent (100%) of any excess over the Minimum Loss, and provided further, that the aggregate amount for which a party shall be entitled to indemnification hereunder for a breach by the other party of its representations, warranties and covenants shall not exceed Twenty Million Dollars ($20,000,000). No party shall be entitled to indemnification hereunder for any claim arising from the breach by the other party of its representations and warranties which is not asserted against the Indemnitor within twelve (12) months after the Closing Date.

                           (iii) The limitations in SECTION 12.4(E)(II) shall
not apply to the adjustments and prorations to be made pursuant to SECTION 4.2.

                  12.5 SPECIFIC PERFORMANCE. The parties recognize that if either party refuses to perform its obligations under this Agreement, monetary damages will not be adequate to compensate the other party for its injury. Each party shall therefore be entitled to elect, in lieu of money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by either Salem or Cox to enforce this Agreement, Cox or Salem, as the case may be, shall waive the defense that there is an adequate remedy at law. Either party shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

                  12.6 OPPORTUNITY TO CURE. Neither party shall have the right to terminate this Agreement as a result of the other party's default unless the terminating party shall have given the defaulting party written notice specifying in reasonable detail the nature of the default and shall have afforded the defaulting party thirty (30) days (the "Cure Period") to cure the default or to undertake to cure the default in a commercially reasonable manner during the Cure Period (if it cannot be reasonably cured during the Cure Period) and such party pursues said cure with reasonable diligence after the Cure Period.

                  12.7 RIGHTS UNDER STOCK PURCHASE AGREEMENT. Nothing in this SECTION 12 shall be deemed to limit or restrict the exercise by Salem of any rights to indemnification it may enjoy under the terms of the Stock Purchase Agreement, as contemplated by SECTIONS 4.1(E) and 8.2 hereof, in accordance with and subject to the terms of the Stock Purchase Agreement.

         13. TAXES, COSTS AND EXPENSES. Each party shall bear its own legal, accounting and other professional expenses in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby. All other expenses and costs including but not limited to the HSR Act filing fee, FCC application filing fees, title insurance and survey expenses, transfer and use taxes, sales taxes, documentary stamps and recording fees shall be aggregated and paid one-half by Cox and one-half by Salem as part of the adjustments and prorations to be made pursuant to SECTION 4.2.

         14. BENEFIT OF AGREEMENT; ASSIGNMENT. No party shall assign its interest under this Agreement, by operation of law or otherwise, without the written consent of the other party, such consent not to be unreasonably withheld, provided, however, that either party without obtaining the other party's consent may assign all or a portion of its rights and/or obligations to a corporation, partnership or other business entity that controls, is controlled by, or is under common control with such party, and further provided that Cox, RRC, or Salem may assign all or a portion of its rights but not its obligations to a qualified intermediary as defined in Treasury Regulation Section 1.1031(k)
- 1(g)(4). Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, successors and assigns.

         15. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement, shall be in writing and shall be deemed to have been duly given upon the hand delivery thereof during business hours, or upon the earlier of receipt or three (3) days after posting by registered mail or certified mail, return receipt requested, or on the next business day following delivery to a reliable or recognized air freight delivery service, in each case addressed as follows.

If to Cox or CBI:                   Robert F. Neil
                                    President
                                    Cox Radio, Inc.
                                    1400 Lake Hearn Drive, N.E.
                                    Atlanta, Georgia 30319

with a copy to:                     Kevin F. Reed, Esq.
                                    Dow, Lohnes & Albertson, PLLC
                                    1200 New Hampshire Avenue, N.W.
                                    Suite 800
                                    Washington, D.C. 20036-6802

If to Salem:                        Jonathan Block, Esq.
                                    General Counsel
                                    Salem Communications Corp.
                                    4880 Santa Rosa Road
                                    Suite 300
                                    Camarillo, California 93012

with a copy to:                     James P. Riley, Esq.
                                    Fletcher, Heald & Hildreth, P.L.C.
                                    1300 North 17th Street
                                    11th Floor
                                    Arlington, VA 22209

Any party may, with written notice to the other, change the place for which all further notices to such party shall be sent. All costs and expenses for the delivery of notices hereunder shall be borne and paid for by the delivering party.

         16. SEVERABILITY. All agreements and covenants herein are severable. In the event that any provision of this Agreement should be held to be unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

         17. ENTIRE AGREEMENT. Except as herein expressly provided, this Agreement embodies the entire agreement and understanding among Salem and Cox and supersedes all prior agreements and understandings, whether oral or in writing, with respect to the purchase and sale of the Assets.

         18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflict of law principles thereof.

         19. EXHIBITS. All Exhibits, Schedules, collateral documents or instruments attached to this Agreement or to be provided at the Closing in the form of an exhibit attached to this Agreement, shall be deemed a part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together, shall have the same effect as if the signature on each counterpart were upon the same instrument.

         21.      INTENTIONALLY OMITTED.

         22. AMENDMENT; WAIVER. This Agreement (including the Schedules and Exhibits hereto) may not be amended, supplemented or otherwise modified, nor may any party hereto be relieved of any of its liabilities or obligations hereunder, except by a written instrument duly executed by the parties hereto. Any such written instrument entered into in accordance with the provisions of the preceding sentence shall be valid and enforceable notwithstanding the lack of separate legal consideration therefor. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         23. ATTORNEY'S FEES. In the event of a dispute between or among the parties hereto arising out of or related to this Agreement or the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and expenses from the other party.

         24.      DEFINED TERMS.

"Act"                                                    ss. 5.10
"Agreement"                                              Preamble
"Appraisals"                                             ss. 1.7(a)
"Appraiser"                                              ss. 1.7(a)
"Assets"                                                 ss. 1.5(a)
"CERCLA"                                                 ss. 5.12
"Claimant"                                               ss. 12.4(a)
"Closing Date"                                           ss. 4
"Closing"                                                ss. 4
"Code"                                                   Recitals
"Cox"                                                    Preamble
"Cox Assets"                                             ss. 1.3
"Cox FCC Application"                                    ss. 8.1
"Cox FCC Licenses"                                       ss. 1.3
"Cox Licenses"                                           ss. 1.3
"Cox Proration Schedule"                                 ss. 4.2(c)
"Cox Real Property"                                      ss. 1.2
"Cox Real Property Leases"                               ss. 1.2
"Cox Records"                                            ss. 1.1
"Cox Stations"                                           Recitals
"Cox Tangible Personal Property"                         ss. 1.1
"Cox's Proration Amount"                                 ss. 4.2(d)
"CRI"                                                    Preamble
"Cure Period"                                            ss. 12.6
"CXR"                                                    Preamble
"DOJ"                                                    ss. 8.11
"Excluded Assets"                                        ss. 1.5(b)
"Excluded Liabilities"                                   ss. 1.6
"FCC"                                                    Recitals

"FCC Applications"                                       ss. 8.1
"FTC"                                                    ss. 8.11
"HSR Act"                                                ss. 8.11
"Indemnitor"                                             ss. 12.4(a)
"Liens"                                                  ss. 1.1
"Midwestern"                                             Recitals
"Minimum Loss"                                           ss. 12.4(e)(ii)
"Notice of Disagreement"                                 ss. 4.2(c)
"Permitted Liens"                                        ss. 1.1
"RRC"                                                    Recitals
"RRC Assets"                                             ss. 1.3
"RRC Documents"                                          ss. 6.3
"RRC FCC Application                                     ss. 8.1
"RRC FCC Licenses"                                       ss. 1.3
"RRC Licenses"                                           ss. 1.3
"RRC Real Property"                                      ss. 1.2
"RRC Real Property Leases"                               ss. 1.2
"RRC Records"                                            ss. 1.1
"RRC Station"                                            Recitals
"RRC Tangible Personal Property"                         ss. 1.1
"Salem"                                                  Preamble
"Salem Assets"                                           ss. 1.5
"Salem FCC Application"                                  ss. 8.1
"Salem FCC Licenses"                                     ss. 1.4
"Salem Licenses"                                         ss. 1.4
"Salem Proration Schedule"                               ss. 4.2(d)
"Salem Real Property"                                    ss. 1.2
"Salem Real Property Leases"                             ss. 1.2
"Salem Records"                                          ss. 1.1
"Salem Tangible Personal Property"                       ss. 1.1
"Salem's Proration Amount"                               ss. 4.2(c)
"SCC"                                                    Preamble
"Stations"                                               Preamble
"STB"                                                    Recitals
"Stock Purchase Agreement"                               Recitals
"Stock Purchase Closing"                                 Recitals
"Stockholders"                                           Recitals
"To the best of Salem's knowledge"                       ss. 7.15
"To the best of Cox's knowledge"                         ss. 5.15

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                     COX RADIO, INC.


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                     CXR HOLDINGS, INC.


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                     SALEM COMMUNICATIONS CORPORATION


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                     SOUTH TEXAS BROADCASTING, INC.


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title: